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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Current Report on Form 8-K of Prosperity Bancshares, Inc. of our report dated February 18, 1999 relating to the consolidated financial statements of South Texas Bancshares, Inc. and Subsidiary which appears in Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-89481) of Prosperity Bancshares, Inc.

           We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Padgett, Stratemann & Co., L.L.P.

/s/ Padgett, Stratemann & Co., L.L.P.


San Antonio, Texas
November 8, 1999